                               EX-10.11

                           LEASE AMENDMENTS

                                NOTICE

THIS FIRST AMENDMENT TO LEASE CONTAINS PROVISIONS WHICH ARE SUBJECT TO ARBITRATION UNDER THE TEXAS GENERAL ARBITRATION ACT (ARTICLE 224 THROUGH 238-6, REVISED CIVIL STATUTES OF TEXAS, 1925)

                       FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE, made this 2nd day of December, 1984, amends that certain Lincoln Plaza Office Lease Agreement by and between Lincoln Property Company No. 375, Ltd., a Texas limited partnership ("Landlord"), and Southwestern Life Insurance Company, a Texas corporation ("Tenant"), dated June 28, 1984 (the "Lease");

                         W I T N E S S E T H:

     In consideration of the mutual covenants, promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby amend the Lease as follows:

     1. Paragraph 1(g) of the Lease is hereby amended to add the following at the end thereof:

          "The Common Areas in the Building which are not located on the floors of the Premises consist of 13,388 square feet on the ground floor of the Building and 3,107 square feet on the second floor skybridge lobby. Therefore, 367 square feet of such Common Areas are included in the Rentable Area of each floor in the Building."

     2. Paragraph 1(i) is hereby amended by adding the following at the end thereof:

          "The Rentable Area of the Premises will never include any Common Area located on a multi-tenant floor if Tenant does not lease, as a part of its Leased Premises, any Rentable Area on such multi-tenant floor, The Usable Area within the Premises, as defined hereinabove, shall not include any Common Areas."

     3. Paragraph 6(a) of the Lease is hereby amended to read in its entirety as follows:

          "(a) Hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonable considered by Landlord to be standard, or as required by governmental authorities; provided, however, heating and air conditioning service at times other than for "Normal Business Hours" for the Building (6:30 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of normal business holidays as identified on attached Exhibit "J") shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least one day in advance of the date for which such usage is requested. in no event shall the cost of such additional electrical, heating, and air conditioning service to Tenant exceed Landlord's actual per ton hour (or other unit) generating costs. Landlord may use the period between 6:30 a.m. and 7:00 a.m. on normal Monday through Friday work days and the period between 8:00 a.m. and 8:30 a.m. on normal Saturday work days to heat or cool the Building, provided that the Premises achieve the desired temperature prior to 7:00 a.m. on normal Monday through Friday work days and prior to 8:30 a.m. on normal Saturday work days."

     4. The seventh line of the second paragraph of Paragraph 6(f) of the Lease is hereby amended to read as follows:

     "any essential service is not provided to Tenant in excess of five (5) consecutive"

     5. The reference to "(ii)" in the fifteenth line of Paragraph 16(b) of the Lease is hereby amended to be a reference to "(iii)."

     6. The first line of Paragraph 16(c) of the Lease is hereby amended to read as follows:

     "(c) If Landlord has exercised portion (i) in Paragraph"

     7. The ninth line of Paragraph 17 of the Lease is hereby amended to read as follows:

     "mechanics' or other liens against the Premises. In the event any such lien is attached to the Premises, then, in addition to any"

     8. The first sentence of Paragraph 18 of the Lease is hereby amended to read as follows:

     "Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amount as Landlord's mortgagees shall require."

     9. The fourth line of Paragraph 20 of the Lease is hereby amended to read as follows:

     "agents, servants, employees or any other person entering the"

     10. The reference to "Standard Allowance" in the eleventh line of the first paragraph of Paragraph 22 of the Lease is hereby amended to be a reference to "standard allowance."

     11. The reference to "seven (7) months" in the fifth line of the first paragraph and in the seventh line of the second paragraph of Paragraph 22 of the Lease is hereby amended to be a reference to "eight (8) months" in each such instance.

     12. The last paragraph of Paragraph 22 of the Lease is hereby amended to read in its entirety as follows:

     "If at any time prior to the Commencement Date or during the Lease Term, the Premises are totally or substantially damaged or rendered wholly or substantially untenantable by fire or other casualty, and if the Premises cannot be reasonably expected to be restored or rended tenable within a period of eight (8) months after the occurrence of such damage or destruction, as determined by a major, reputable, qualified contractor or engineer selected by Landlord ("Landlord's Contractor") and approved by Tenant, which approval shall not be unreasonably withheld or delayed, then Tenant may terminate this Lease by giving written notice thereof to Landlord within fifteen (15) days after receipt of notice from Landlord, accompanied by Landlord's report, stating the such restoration cannot be accomplished within said eight (8) month period. With regard to the foregoing, in the event Tenant does not approve Landlord's Contractor (which approval or disapproval must be communicated to Landlord in writing within five (5) days after Landlord advises Tenant of the name of Landlord's Contractor, and if not so communicated to Landlord, then Landlord's Contractor shall be deemed approved), then Tenant's written disapproval of Landlord's Contractor shall contain the name of a contractor or engineer acceptable to Tenant ("Tenant's Contractor") and the two contractors so selected shall thereafter immediately make a determination as to whether or not the damage can be restored within the above stated eight (8) month period. If Landlord's Contractor and Tenant's

     Contractor cannot reach a mutual agreement within ten (10) days after the designation of Tenant's Contractor, then the two contractors shall appoint a third contractor or engineer ("Independent Contractor") within five (5) days after the expiration of such ten (10) day period and such Independent Contractor shall make the determination regarding restoration required by this paragraph. In the event that Landlord's Contractor and Tenant's Contractor cannot agree upon an Independent Contractor within such five (5) day period as aforesaid, the Independent Contractor shall be appointed by the Senior Federal District Judge for the Northern District of Texas at the request of either Landlord or Tenant. A mutual determination by Landlord and Tenant's Contractor, or the determination by the Independent Contractor shall be binding on Landlord and Tenant. Landlord and Tenant shall pay for its respective contractor and the expense of the Independent Contractor, if needed, shall be paid one-half by the Landlord and one-half by the Tenant."

     13. Notwithstanding anything to the contrary contained in Paragraph 23 of the Lease, in no event shall Tenant be entitled to assert a claim for or receive any portion of a condemnation award or proceeds from sale in lieu of condemnation attributable to the value of Tenant's leasehold interest under the Lease.

     14. The fifth line of Paragraph 25(b) of the Lease is hereby amended to read as follows:

          "25(a)(i) and (ii) or demand for possession whatsoever: (i) terminate this"

     15. Notwithstanding anything to the contrary contained in Paragraph 30(b) of the Lease, Landlord shall have no obligation to provide Additional Spaces to Tenant in excess of such number of Additional Spaces as Tenant has specified by written notice to Landlord given within the thirty (30) day period following the written inquiry by Landlord following Tenant's occupancy of the Premises referred to in Paragraph 30(b) of the Lease and, further, from and after the date that Tenant shall cancel or surrender its right of utilization of any such Additional Spaces, Tenant shall thereafter have no right to require that any such Additional Spaces so canceled or released by Tenant be thereafter made available to Tenant.

     16. The twenty-fifth line of Paragraph 30(b) of the Lease is hereby amended to read as follows:

     "(10) days prior to the last day of said month. Tenant's right to the use of"

     17. Exhibit "B" attached hereto is hereby substituted for Exhibit "B" attached to the Lease.

     18. Paragraph 16 of Exhibit "H" attached to the Lease is hereby supplemented by the following:

     "Landlord acknowledges that the current management fee payable by Landlord is two and one-half percent of "Gross Rental Income" (as defined in the Agreement dated September 25, 1984 creating One Lincoln Plaza -
     A Joint Venture). Tenant acknowledges that the aforesaid current management fee is below currently prevailing market rates and the acknowledgement of Landlord contained in the immediately preceding sentence shall not prejudice the rights of Landlord pursuant to paragraph 16 of Exhibit "H" to the Lease.

     19. Exhibit "H" of the Lease is hereby amended by adding the following new paragraph:



          "18. Costs of operations of any business venture in the Exterior Common Areas."

     EXECUTED as of the day and year first above written.

                                       LINCOLN PROPERTY COMPANY
                                         NO. 375, LTD.



                                       By:  /s/Mack Pogue
                                            ----------------------------
                                            Mack Pogue,
                                            General Partner


                                       By:  /s/William C. Duvall,
                                            ----------------------------
                                            William C. Duvall,
                                            General Partner

                                       SOUTHWESTERN LIFE INSURANCE COMPANY


                                       By:  /s/David D. Boone
                                            ----------------------------
                                            David D. Boone,
                                            Vice President

          SECOND AMENDMENT TO LINCOLN PLAZA OFFICE LEASE AGREEMENT

   THIS SECOND AMENDMENT TO LINCOLN PLAZA OFFICE LEASE AGREEMENT
("Amendment"), by and between ONE LINCOLN PLAZA - A JOINT VENTURE, a Texas joint venture ("Landlord"), and SOUTHWESTERN LIFE INSURANCE COMPANY a Texas corporation ("Tenant"), is executed as of this 19th day of March 1990.

                            W I T N E S S E T H:



     WHEREAS, Landlord's predecessor in interest (Lincoln Property Company No. 375, Ltd.) and Tenant have heretofore entered into that certain Lincoln Plaza Office Lease Agreement, dated June 28, 1984, as amended by that certain First Amendment to Lease dated December 2, 1984 (collectively, the "Lease"), under and pursuant to the terms of which Tenant has leased from Landlord certain office space ("Original Premises") in that certain office building commonly known as "Lincoln Plaza" ("Building"), which is located at 500 North Akard in Dallas, Dallas County, Texas, as more particularly described in the Lease; and

     WHEREAS, Landlord received written notice from Tenant on August 31, 1989 of Tenant's desire to exercise its option to reduce the size of the Original Premises by terminating Tenant's rights and obligations to the third (3rd) floor of the Building pursuant to Paragraph 2 of Exhibit "F" to the Lease; and

     WHEREAS, Landlord subsequently received written notice on September 25, 1989 of Tenant's desire to exercise its option to reduce the size of the Original Premises by terminating Tenant's rights and obligations to the fourth (4th) floor of the Building ("Fourth Floor") pursuant to Paragraph 2 of Exhibit "F" to the Lease; and

     WHEREAS, Tenant seeks to rescind the termination of its rights and obligations to the Fourth Floor and to retain the Fourth Floor as part of the Premises; and

     WHEREAS, Landlord and Tenant desire to amend the Lease in order to evidence their agreements with respect to the retention of the Fourth Floor;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Lease, the parties hereto do hereby covenant and agree that the Lease is amended as follows:

     1. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the

Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

     2. EFFECTIVE DATE. As used herein, the term "Effective Date" shall mean March 1, 1990.

     3. PREMISES. From and after the Effective Date, the term "Premises" (as defined in Paragraph 1(b) of the Lease) shall be amended by adding thereto the following:

     "Notwithstanding the foregoing, from and after the Effective Date, Premises shall mean the suite of offices located within the Building and outlined on the floor plans attached to the Lease as Exhibit "B." The Premises are hereinafter stipulated to contain approximately 225,051 square feet of Rentable Area located on floors 4 through 12."

     4. BASE RENTAL. From and after the Effective Date, Paragraph l(c) of the Lease shall be amended in its entirety to read as follows:

     "1(c) "Base Rental" shall mean the following:

          (i) FROM THE COMMENCEMENT DATE UNTIL FEBRUARY 28, 1990. From the Commencement Date and continuing through and including February 28, 1990, Base Rental for the Original Premises shall be payable at the rate of $18.00 per square foot of Rentable Area per annum, being $4,484,322.00 per annum and $373,693.50 per month; and

          (ii) FROM MARCH 1, 1990 TO MARCH 31, 1990. Commencing on March 1, 1990 (being the Effective Date) and continuing through and including March 31, 1990, Base Rental for the Premises shall be payable at the rate of $18.00 per square foot of Rentable Area per annum, being $4,050,918.00 per annum and $337,576.50 per month; and

          (iii) FROM APRIL 1, 1990 TO NOVEMBER 30, 1990. Commencing on April 1, 1990 and continuing through and including November 30, 1990, Base Rental for the Premises shall be payable in the aggregate amount of $3,976,050.00 per annum (being the sum of (i) S3,601,710.00 per annum for the Premises (excluding the Fourth Floor), being the product of $18.00 per square foot of Rentable Area multiplied by the 200,095 square feet of Rentable Area in the Premises (excluding the Fourth Floor), plus (ii) $374,340.00 per annum for the Fourth Floor, being the product of $15.00 per square foot of Rentable Area multiplied by the 24,956 square feet of Rentable Area in the Fourth Floor), being $331,337.50 per month; and

          (iv) FROM DECEMBER 1, 1990 TO NOVEMBER 30, 1995. Commencing on December 1, 1990 and continuing through and including the last day of the Lease Term (November 30, 1995), Base Rental for the Premises shall be payable in the aggregate amount of $4,776,429.96 per annum (being the sum of (i) $4,402,089.96 per annum for the Premises (excluding the Fourth Floor), being the product of $22.00 per square foot of Rentable Area multiplied by the 200,095 square feet of Rentable Area in the Premises (excluding the Fourth Floor), plus (ii) $374,340.00 per annum for the Fourth Floor, being the product of $15.00 per square foot of Rentable Area multiplied by the 24,956 square feet of Rentable Area in the Fourth Floor), being $398,035.83 per month.

     The Base Rental, defined hereinabove, shall be adjusted pursuant to Exhibit "C" hereto and may be adjusted pursuant to the last paragraph in Paragraph l(i) of this Lease."

     5. FOURTH FLOOR IMPROVEMENTS. Tenant hereby accepts the Fourth Floor "as is" and without benefit of further improvements. The occupancy of the Fourth Floor by Tenant shall constitute the acknowledgement and agreement of Tenant that Tenant is fully familiar with the physical condition of the Fourth Floor, that Tenant has received the same in good order and condition, and that the Fourth Floor complies in all respects with the requirements of this Lease and are suitable for the purposes for which the Fourth Floor is leased. In that regard, Landlord hereby disclaims, and Tenant hereby waives, any warranty of suitability with respect to the Fourth Floor.

     6. NO FURTHER TERMINATION OPTIONS. Tenant acknowledges and agrees that Tenant has rescinded its termination rights in regard to the Fourth Floor herein and as such has no further termination rights with respect to the Lease.

     7. BROKERAGE FEES AND COMMISSIONS. Tenant represents that it has dealt with no broker, agent or other person in connection with this Amendment and that no broker, agent or other person brought about this Amendment, other than an agent of Landlord and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, costs or expenses (including attorneys' fees and expenses) by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transaction contemplated by this Amendment. The provisions of this Paragraph 7 shall survive the expiration of the Lease Term or any renewal or extension thereof.

     8. EFFECT OF AMENDMENT. Except as specifically amended by the provisions hereof, the terms and provisions in the Lease shall continue to govern the rights and obligations of the parties thereunder; and all provisions and covenants of the Lease shall remain in full force and effect as stated therein. This

Amendment and the Lease shall be construed as one instrument. The terms, provisions and covenants of this Amendment shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, successors in interest and legal representatives.



     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment in multiple counterparts as of the day and year first above written.

                                       LANDLORD:

                                       ONE LINCOLN PLAZA - A JOINT VENTURE,
                                       a Texas joint venture

                                       By:  Lincoln Property Company
                                            No. 375, Ltd., a Texas
                                            limited partnership,
                                            Joint Venturer

                                            By:  /s/William C. Duvall
                                                 ----------------------------
                                                 William C. Duvall
                                                 General Partner

                                       TENANT:

                                       SOUTHWESTERN LIFE INSURANCE COMPANY,
                                       a Texas corporation


                                       By:  /s/Weldon Kern
                                            ---------------------------------
                                            Weldon Kern,
                                            Senior Vice President

           THIRD AMENDMENT TO LINCOLN PLAZA OFFICE LEASE AGREEMENT


     THIS THIRD AMENDMENT TO LINCOLN PLAZA OFFICE LEASE AGREEMENT
("Amendment"), by and between ONE LINCOLN PLAZA - A JOINT VENTURE, a Texas joint venture ("Landlord"), and SOUTHWESTERN LIFE INSURANCE COMPANY, a Texas corporation ("Tenant"), is executed as of the 1st day of March, 1990.

                            W I T N E S S E T H :

     WHEREAS, Landlord's predecessor in interest (Lincoln Property Company No. 375, Ltd.) and Tenant have heretofore entered into that certain Lincoln Plaza Office Lease Agreement, dated June 28, 1984, as amended by that certain First Amendment to Lease dated December 2, 1984 and that certain Second Amendment to Lincoln Plaza Office Lease Agreement ("Second Amendment") dated March 19, 1990 (collectively, the "Lease"), under and pursuant to the terms of which Tenant has leased from Landlord certain office space ("Premises") in that certain office building commonly known as "Lincoln Plaza" ("Building"), which is located at 500 North Akard in Dallas, Dallas County, Texas, as more particularly described in the Lease; and

     WHEREAS, the Second Amendment incorrectly stated the Rentable Area of the Premises; and

     WHEREAS, the Second Amendment also included certain incorrect Base Rental amounts; and

     WHEREAS, Landlord and Tenant seek to amend the Lease in order to evidence the correction of the Rentable Area and Base Rental amounts; and

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Lease, the parties hereto do hereby covenant and agree that the Lease is amended as follows:

     1. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

     2. PREMISES. From and after the date of this Amendment (March 1, 1990), the term "Premises" (as defined in Paragraph l(b) of the Lease) shall be amended by adding thereto the following:

     "Notwithstanding the previous description of the Premises in the Second Amendment, from and after March 1, 1990, the Premises shall mean the suite of offices located within the Building on floors four through twelve and outlined on the floor plan attached to the First Amendment as Exhibit "B" (excluding the floor plan, however, of the third floor to which Tenant claims no further rights). The Premises are hereinafter stipulated to contain approximately 224,604 square feet of Rentable Area and 194,969 square feet of Usable Area."

     3. BASE RENTAL. From and after March 1, 1990, Paragraph l(c) of the Lease shall be amended to read as follows:

          "l(c) Notwithstanding the Base Rental amounts which were provided in the Second Amendment, 'Base Rental' shall mean the following:

          (i) FROM MARCH 1, 1990 TO MARCH 31, 1990. Commencing on March 1, 1990 (being the Effective Date) and continuing through and including March 31, 1990, Base Rental for the Premises shall be payable at the rate of $18.00 per square foot of Rentable Area per annum, being $4,042,872.00 per annum and $336,906.00 per month; and

          (ii) FROM APRIL 1, 1990 TO NOVEMBER 30, 1990. Commencing on April 1, 1990 and continuing through and including November 30, 1990, Base Rental for the Premises shall be payable in the aggregate amount of $3,968,004.00 per annum and $330,667.00 per month (being the sum of (i) $3,593,664.00 per annum for all portions of the Premises except the fourth floor, the product of $18.00 per square foot multiplied by the 199,648 square feet in such portions of the Premises, plus (ii) $374,340.00 per annum for the fourth floor portion of the Premises, being the product of $15.00 per square foot multiplied by the 24,956 square feet of Rentable Area in the fourth floor); and

          (iii) From DECEMBER 1, 1990 TO NOVEMBER 30, 1995. Commencing on December 1, 1990 and continuing through and including the last day of the Lease Term (November 30, 1995), Base Rental for the Premises shall be payable in the aggregate amount of $4,766,596.00 per annum and $397,216.33 per month (being the sum of (i) $4,392,256.00 per annum for all portions of the Premises, except the fourth floor, the product of $22.00 per square foot multiplied by the 199,648 square feet of Rentable Area in such portions of the Premises, plus (ii) $374,340.00 per annum for the fourth floor, being the product of $15.00 per square foot multiplied by the 24,956 square feet of Rentable Area in the fourth floor).

     The Base Rental, defined hereinabove, shall be adjusted pursuant to Exhibit "C" hereto and may be adjusted pursuant to the last paragraph in Paragraph l(i) of this Lease."


     4. BROKERAGE FEES AND COMMISSIONS. Tenant represents that it has dealt with no broker, agent or other person in connection with this Amendment and that no broker, agent or other person brought about this Amendment, other than an agent of Landlord and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, costs or expenses (including attorneys' fees and expenses) by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transaction contemplated by this Amendment. The provisions of this Paragraph 4 shall survive the expiration of the Lease Term or any renewal or extension thereof.

     5. EFFECT OF AMENDMENT. Except as specifically amended by the provisions hereof, the terms and provisions in the Lease shall continue to govern the rights and obligations of the parties thereunder; and all provisions and covenants of the Lease shall remain in full force and effect as stated therein. This Amendment and the Lease shall be construed as one instrument. The terms, provisions and covenants of this Amendment shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, successors in interest and legal representatives.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment in multiple counterparts as of the day and year first above written.

                                       LANDLORD:

                                       ONE LINCOLN PLAZA - A JOINT VENTURE,
                                       a Texas joint venture

                                       By:  Lincoln Property Company
                                            No. 375, Ltd., a Texas
                                            limited partnership,
                                            Joint Venturer

                                            By:  /s/William C. Duvall
                                                 --------------------
                                                 William C. Duvall
                                                 General Partner

                                       TENANT:

                                       SOUTHWESTERN LIFE INSURANCE COMPANY,
                                       a Texas corporation

                                       By:  /s/Weldon Kern
                                            ---------------------
                                            Weldon Kern,
                                            Senior Vice President

        FOURTH AMENDMENT TO LINCOLN PLAZA OFFICE LEASE AGREEMENT

     This Fourth Amendment to Lincoln Plaza Office Lease Agreement ("Fourth Amendment"), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and SOUTHWESTERN LIFE INSURANCE COMPANY, a Texas corporation ("Tenant"), is effective as of the last day and year set forth below.

                          W I T N E S S E T H :

     WHEREAS, Landlord's predecessors in interest, ONE LINCOLN PLAZA - A JOINT VENTURE and LINCOLN PROPERTY COMPANY NO. 375, and Tenant heretofore entered into that certain Lincoln Plaza Office Lease Agreement dated June 28, 1984 ("Original Lease"), as amended by that certain First Amendment to Lease Agreement dated December 2, 1984 ("First Amendment") and that certain Second Amendment to Lincoln Plaza Office Lease Agreement ("Second Amendment") dated March 19, 1990 and that certain Third Amendment to Lincoln Plaza Office Lease Agreement ("Third Amendment") dated March 1, 1990, the Original Lease, the First Amendment, the Second Amendment and the Third Amendment being hereinafter collectively referred to as the "Lease"; and

     WHEREAS, under and pursuant to the terms of the Lease, Tenant has leased from Landlord certain office space located on floors four (4) through twelve
(12) containing approximately 224,604 square feet of Rentable Area ("Premises") in that certain office building commonly known as "Lincoln Plaza" ("Building"), which is located at 500 North Akard, Dallas, Dallas County, Texas as more particularly described in the Lease; and

     WHEREAS notwithstanding that the Lease is not scheduled to expire until November 30, 1995, Landlord and Tenant desire to extend and renew the Lease as, and upon the terms and conditions, hereinafter specified; and

     WHEREAS, Landlord and Tenant desire to amend the Lease as and upon the terms and conditions hereinafter specified;

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Lease, the parties hereto do hereby covenant and agree as follows:

     1. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Fourth Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

     2. SECOND LEASE TERM COMMENCEMENT DATE. As used herein, the term "Second Lease Term Commencement Date" shall mean December 1, 1995.


     3. LEASE TERM. The Lease Term is hereby extended by a period (the "Second Lease Term") of twenty-four (24) full calendar months from the Second Lease Term Commencement Date. The defined term "Lease Term" shall be deemed to include the Second Lease Term.

     4. BASE RENTAL AND EXPENSE STOP. From and after the Second Lease Term Commencement Date, the Base Rental payable by Tenant, pursuant to the provisions of Paragraph 5. of the Lease, shall accrue and be payable at the rate of $12.00 per square foot of Rentable Area in the Premises per annum, being an aggregate rate of $1,584,204.00 per annum, and $132,017.00 per month, as adjusted pursuant to Exhibit "C" attached hereto and as may be adjusted pursuant to the last paragraph i Paragraph 1(i) of the Lease. From and after the Second Lease Term Commencement Date, the Expense Stop (as defined in Exhibit "C") shall mean Landlord's actual Basic Costs (as defined in Exhibit "C") for the calendar year 1996 divided by the total number of square feet of Rentable Area in the Building.

     5. PREMISES. As of the Second Lease Term Commencement Date, the "Premises" shall be amended by eliminating that part thereof (the "Terminated Space") consisting of approximately 92,587 square feet and shown on the floor plans attached hereto as Exhibit "A" hereof. Thereafter, the Premises are stipulated for all purposes to contain approximately 132,017 square feet of "Rentable Area" and as shown on the floor plans attached hereto as Exhibit "A-1" hereof.

     6. COMMON AREA. As of the Second Lease Term Commencement Date, Paragraph 1(g) of the Lease (including, without limitation, Paragraph 1 of the First Amendment) shall be deleted in its entirety and the following shall be substituted in its place:

          "Common Areas" shall mean those areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, elevator mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

     7. NORMAL BUSINESS HOURS. From and after the Second Lease Term Commencement Date, Paragraph 6(a) of the Lease shall be amended by deleting "(6:30 a.m. to 6:00 p.m. on Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturday exclusive of normal business holidays as identified on attached Exhibit "J")" and substituting the following in its place:

          (7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of normal business holidays as identified on attached Exhibit "J")

     8. PARAGRAPH 18 OF FIRST AMENDMENT. From and after the Second Lease Term Commencement Date, Paragraph 18 of the First Amendment, which supplemented Paragraph 16 of Exhibit "H", shall be deleted in its entirety.

     9. CASUALTY DAMAGE. As of the Second Lease Term Commencement Date, the first two (2) subparagraphs of Paragraph 22 of the Lease shall be deleted in their entirety and the following substituted in their place:

     If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be damaged such that substantial alteration or reconstruction of the Building shell, in Landlord's sole opinion, is required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, or in the event Landlord's insurance proceeds are insufficient to meet Landlord's obligations under this paragraph, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, then if the Premises cannot be reasonably expected to be restored or rendered tenantable by Landlord within a period of seven (7) months after the occurrence of such damage or destruction, Tenant may, within ninety (90) days after such fire or other casualty, terminate this Lease by giving written notice to Landlord. Landlord shall commence and proceed with reasonable diligence to restore the Building shell and Shell Improvements located on the Premises. When the repairs described in the preceding sentence have been completed by Landlord, Landlord shall then complete the restoration of such improvements in excess of the Shell Improvements as are necessary to permit Tenant's reoccupancy of the Premises (including the installation of acoustical ceiling tile) pursuant to the final working drawings and specifications approved by Landlord pursuant to the Work Letter ("Improvements Restoration"); provided, however, that Landlord shall not be obligated to expend for the completion of the Improvements Restoration a sum in excess of Twenty Dollars ($20.00) per square foot of Rentable Area in the Premises ("Reconstruction Allowance"). Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy (based upon that portion of Base Rental applicable to the portion of the Premises subject to such casualty)provided, however, the Premises shall not be considered unfit for occupancy at any time that (i) such of the Improvements Restoration has been completed so as to permit occupancy as evidenced by the issuance of a Certificate of Occupancy or its equivalent for the Premises by the appropriate governmental entity having jurisdiction over the Premises for the purpose of issuing such certificate, or (ii) if no such certificate can be issued by any appropriate governmental entity under applicable laws, ordinances, or regulations, at such time as the Improvements Restoration have been substantially completed and tendered to Tenant or (iii) Landlord has expended the Reconstruction Allowance for the restoration of the Premises and has tendered the Premises to Tenant.

     Notwithstanding the foregoing, if more than 60,000 square feet of Rentable Area of the Premises are damaged by fire or other casualty, not caused by Tenant, when less than one (1) year remains in the Lease Term, and if the Premises cannot be reasonably expected to be restored or rendered tenantable by Landlord within a period of sixty (60) days after the occurrence of such damage or destruction Landlord shall have the right to use reasonable efforts to relocate Tenant to space, similar in size to the Premises, within the Building until the Premises are fit for occupancy (as referenced in the preceding paragraph). If Landlord is unable or unwilling to so relocate Tenant, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after such damage or destruction and the Rent payable by Tenant hereunder shall be apportioned to the date of such notice. In such event, all sums received by or due to Tenant on account of insurance covering the Building shall be paid to Landlord.

     10. HOLDING OVER. From and after the Second Lease Term Commencement Date, Paragraph 27 of the Lease shall be deleted and the following is substituted in its place:

     In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 25(b) of the Lease, Tenant shall, throughout the entire holdover period, pay Rent equal to one hundred fifty percent (150%) of the Base Rental and additional Base Rental which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No holding over by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease.

     11. RECORDATION. From and after the Second Lease Term Commencement Date, Paragraph 37 of the lease shall be deleted in its entirety.

     12. PAYMENT OF EXCESS BASIC COSTS AND ELECTRICAL COSTS. From and after the Second Lease Term Commencement Date, Exhibit "C" attached to the Lease shall be deleted in its entirety and the attached Exhibit "C" shall be substituted in its place. Notwithstanding the foregoing, Exhibit "H", Exclusions from Basic Costs, shall remain in full force and effect, as modified by this Fourth Amendment.

     13. EXHIBITS "E" AND "F". From and after the Second Lease Term Commencement Date, Exhibit "E" and Exhibit "F" attached to the Lease shall be deleted in their entirety.

     14. RULES AND REGULATIONS. From and after the Second Lease Term Commencement Date, Exhibit ~G" of the Original Lease shall be deleted in its entirety and the attached Exhibit "G" shall be substituted in its place; provided, however, that (i) Landlord has consented and does hereby consent to any items described in Paragraphs 3, 15, 22 and 23 of Exhibit "G" which already exist at the Premises and any replacements of same hereafter installed; (ii) in addition to those items listed in Paragraph 13 of Exhibit "G", Landlord hereby consents to the presence on the Premises of personal computers, laser printers, copiers, fax machines and other like modern office equipment; and (iii) notwithstanding the provisions of paragraph 26 of Exhibit "G", no new rule which material increases Tenant's costs or obligations under the Lease shall be effective against Tenant without Landlord's first obtaining Tenant's written consent.

     15. PARKING. From and after the Second Lease Term Commencement Date, Paragraph 30(b) shall be amended by deleting "four hundred (400)" in the ninth (9th) line thereof and replacing it with "three hundred twenty-three
(323)".

     16. ESTOPPEL. Tenant hereby confirms and ratifies the Lease, as amended hereby, acknowledges that, to the best of Tenant's knowledge, Landlord is not in default under said Lease as of the date this Fourth Amendment is executed by Tenant and accepts the Premises "AS IS", without benefit of further improvements, and without warranty of suitability or fitness for a particular purpose. Landlord acknowledges that Tenant is not in monetary default under the Lease as of the date this Fourth Amendment is executed by Landlord.

     17. BROKERAGE FEES AND COMMISSIONS. Tenant represents that it has dealt with no broker, agent or other person in connection with this Lease and that no broker, agent or other person brought about this Lease. The provisions of this Paragraph 17 shall survive the expiration of the Second Lease Term and any renewal or extension thereof.

     18. WASTE MANAGEMENT. The Lease is hereby amended by adding thereto the following provision as Paragraph 45 thereof:

     45.  WASTE MANAGEMENT. Without limiting its obligations under Paragraph
     14 (and the Rules and Regulations attached to the Lease as Exhibit "G"), Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, the disposal of which is not otherwise the express obligation of Landlord under this Lease (the provision of janitorial services under this Lease shall not be construed as an express obligation of Landlord for the purposes of this Paragraph), including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all rules and regulations established by Landlord to enable Landlord from time to time to comply with Waste Management Requirements applicable to Landlord (i) as owner of the Premises, and
     (ii) in performing Landlord's obligations under this Lease, if any. Tenant further covenants and agrees to comply with all rules and regulations established by Landlord to enable Landlord from time to time to avail itself of the lowest rate available for the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant. Tenant covenants and agrees to indemnify. defend, protect and hold Landlord harmless [in accordance with Paragraph 20] from and against all liability (including costs, expenses and attorney s fees) that Landlord may sustain by reason of Tenant s breach of its obligations under this Paragraph 45. Tenant's obligations under this Paragraph 48 shall survive the termination of this Lease.

     19. AMERICANS WITH DISABILITIES ACT AND TEXAS ARCHITECTURAL BARRIERS ACT. The Lease is hereby amended by adding thereto the following provision as Paragraph 46 thereof:

     46.  AMERICANS WITH DISABILITIES ACT AND TEXAS ARCHITECTURAL BARRIERS
     ACT. Tenant agrees to comply with all requirements of the Americans with Disabilities Act [Public Law 101-336 (July 26, 1990) ("ADA")] and the Texas Architectural Barriers Act [Article 9102, Tex. Rev. Civ. St. (1993)] applicable to the Premises, Building and Property to accommodate its employees, invitees and customers in accordance with the provisions of this Paragraph. Tenant acknowledges that it shall be wholly responsible for (i) making any accommodations or alterations which need to be made to the Premises to accommodate Tenant's employees, customers and invitees, and (ii) making any accommodations or alterations which are required by law or by order of a court of competent jurisdiction to be made to the Building or the Property to accommodate Tenant's employees, invitees and customers and which exceed standard ADA requirements for the Building and/or the Property. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses. liabilities, costs or damages suffered by Landlord as a result of Tenant's failure to fulfill its aforesaid responsibilities regarding making such accommodations and alterations as are referenced in the preceding sentence. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under either such Act and any provision of the Lease which could arguably be construed as authorizing a violation of either Act shall be interpreted in a manner which permits compliance with such Act and is hereby amended to permit such compliance.

     20. EXCLUSIONS FROM BASIC COSTS. The reference in item 5 of Exhibit "H" to the Lease to Paragraph 1(v) of Exhibit "C" is hereby deleted and substituted with a reference to Paragraph I (ii) of such Exhibit "C".

     21. EFFECT OF FOURTH AMENDMENT. Except as expressly amended by the provisions hereof, the terms and provisions contained in the Lease shall continue to govern the rights and obligations of the parties; and all provisions and covenants in the Lease shall remain in full force and effect as stated therein, except to the extent specifically modified by the provisions of this Fourth Amendment. This Fourth Amendment and the Lease shall be construed as one instrument.

NOTICE OF INDEMNIFICATION: THE PARTIES TO THIS FOURTH AMENDMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS FOURTH AMENDMENT CONTAINS CERTAIN
INDEMNIFICATION PROVISIONS.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment in multiple counterparts as of the last day and year written below.

                                       LANDLORD:

                                       METROPOLITAN LIFE INSURANCE
                                         COMPANY,
                                       a New York corporation

                                       By:  /s/David G. Rogers
                                            ------------------------------
                                            David G. Rogers
                                            Assistant Vice-President

                                       Date:
                                            ------------------------------

                                       TENANT:

                                       SOUTHWESTERN LIFE INSURANCE
                                          COMPANY,
                                       a Texas corporation

                                       By:   /s/James R. Kerber
                                             ------------------------------
                                             James R. Kerber
                                             President

                                       Date: March 24, 1995
                                             ------------------------------


Attachments:

Exhibit "A" - Floor Plans for Terminated Space
Exhibit "A-1" - Floor Plans for Premises
Exhibit "C" - Payment of Excess Basic Costs and Electrical Costs
Exhibit "G" - Rules and Regulations

                               EXHIBIT "A"
                          TO FOURTH AMENDMENT TO
                LINCOLN PLAZA OFFICE LEASE AGREEMENT BETWEEN
                    METROPOLITAN LIFE INSURANCE COMPANY,
                            AS LANDLORD, AND
                   SOUTHWESTERN LIFE INSURANCE COMPANY,
                                AS TENANT

                     FLOOR PLANS FOR TERMINATED SPACE


Graphic material consisting of floor plans of floors 4 through 12 of Lincoln Plaza in Dallas, Texas have been omitted in accordance with Rule 304 of Regulation S-T - General Rules and Regulations for Electronic Filings.

                                EXHIBIT "C"
                          TO FOURTH AMENDMENT TO
                LINCOLN PLAZA OFFICE LEASE AGREEMENT BETWEEN
                   METROPOLITAN LIFE INSURANCE COMPANY,
                             AS LANDLORD, AND
                   SOUTHWESTERN LIFE INSURANCE COMPANY,
                                AS TENANT

             PAYMENT OF EXCESS BASIC COSTS AND ELECTRICAL COSTS

     1.   BASIC COSTS

     The Base Rental payable hereunder shall be adjusted from time to time in accordance with the following provisions:

     (i) Tenant's Base Rental is based, in part, upon the estimate that annual "Basic Costs" (as hereinafter defined) will be equal to the "Expense Stop". During the Lease Term, Tenant shall pay as an adjustment to Base Rental hereunder an amount (per each square foot of Rentable Area within the Premises) equal to the excess ("Excess") from time to time of Basic Costs per square foot of Rentable Area in the Building over the Expense Stop. Landlord may collect such additional Base Rental in arrears on a yearly basis. Landlord shall also have the option to make a good faith estimate of the Excess from time to time for each upcoming calendar year (or remainder thereof, if applicable) and, upon thirty (30) days written notice to Tenant, may require the monthly payment of Base Rental to be adjusted in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Paragraph 2 below when Basic Costs are available for such calendar year.

     (ii) "Basic Costs" shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning the Building and the Property plus all operating costs of the Exterior Common Areas (below defined), but exclusive of Electrical Costs, as provided in Paragraph 2 of this Exhibit "C". Basic Costs shall not include the cost of capital improvements, depreciation, interest, lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Basic Costs shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing basic costs, or which are required by governmental authorities. "Exterior Common Areas" shall mean those portions of the Property which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation, all parking areas (enclosed or otherwise) and all streets, sidewalks, walkways, and landscaped areas.

     11.  ELECTRICAL COSTS

     Notwithstanding anything contained in the Lease to the contrary, Basic Costs shall not include the cost of electricity, but the Base Rental hereunder shall be increased by an amount equal to Tenant's pro rata share of the cost of electricity to the Building ("Electrical Costs"'), which pro rata share shall be equal to the product of (i) the Electrical Costs and (ii) the fraction having a numerator equal to the Rentable Area of the Premises and a denominator equal to the Rentable Area in the Building. The Electrical Costs used to calculate Tenant's pro rata share as heretofore described shall not include the cost of any extraordinary electrical use by other tenants of the Building, where such costs are charged to such tenants. Landlord may from time to time deliver to Tenant an invoice for such pro rata share of Electrical Costs and Tenant shall make payment of such amount to Landlord within three (3) days of delivery of the invoice. Landlord from time to time shall also have the option to make a good faith estimate of Tenant's pro rata share of the Electrical Costs for each upcoming year and, upon thirty (30) days' written notice to Tenant, may require the monthly payment of Base Rental to be adjusted in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustment as hereafter provided when actual Electrical Costs are available for such year.

111. PROCEDURE

     The following additional provisions shall apply to Paragraph 1 of this Exhibit "C":

     (a) By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlords Basic Costs and Electrical Costs for the previous calendar year. If for any calendar year additional Base Rental was collected for the prior year, as a result of Landlord's estimate of Basic Costs and Electrical Costs, in excess of the additional Base Rental due during such prior year, then Landlord shall refund to Tenant any over payment (or at Landlord's option, apply such amount against rentals due or to become due hereunder). Likewise Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year. In no event shall Basic Costs per square foot of Rentable Area within the Building be deemed to be less than the Expense Stop, it being the intent of Landlord and Tenant that Tenant shall at all times be responsible for the payment of, and shall pay, not less than the amount of Base Rental for the applicable period (before adjustment) specified in this Lease.

     (b) Tenant, at its expense, shall have the right no more frequently than once per calendar year, following thirty (30) days' prior written notice to Landlord, to audit Landlord's books and records relating to Basic Costs and Electrical Costs; or at Landlord's sole discretion, Landlord will provide such audit at Tenant's expense prepared by an independent certified public accountant.


     (c) In the event that the Lease Term commences on a day other than January 1 or terminates on a day other than December 31, the Excess for that part of the first (1st) calendar year or last calendar year during the Lease Term shall be determined as follows:


          (i) The Expense Stop shall be prorated based upon the number of months in such partial calendar year. With respect to any partial calendar month occurring during such partial calendar year, the Expense Stop shall also be prorated based upon the number of days in that partial calendar month.

          (ii) The Excess, if any, for the applicable partial calendar year shall then be the amount by which (a) actual Basic Costs per square foot of Rentable Area in the Building for such calendar year, prorated based upon the number of months and days in the applicable calendar year, exceed
     (b) the Expense Stop, as prorated pursuant to the provisions of this Subparagraph 3(c).

          (iii) With respect to a proration for the first (1st) calendar year and in the event that Landlord's estimate of the Basic Costs to be incurred during such partial calendar year exceeds the Expense Stop, as prorated pursuant to the provisions of this Subparagraph 3(c), Landlord may, upon thirty (30) days prior written notice to Tenant, require the monthly payments of Base Rental occurring during such partial calendar year to be adjusted in accordance with such estimate.

          (iv) The provisions of this Exhibit "C" shall survive the termination of the Lease Term.

                                EXHIBIT "G"
                                    TO
                      OFFICE LEASE AGREEMENT BETWEEN
                   METROPOLITAN LIFE INSURANCE COMPANY,
                             AS LANDLORD, AND
                   SOUTHWESTERN LIFE INSURANCE COMPANY
                                AS TENANT


                          RULES AND REGULATIONS

     1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

     2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

     3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its discretion. Building standard suite identification signs will be prepared by Landlord at Tenant's expense. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

     4. Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

     5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

     6. A Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

     7.  Corridor doors, when not in use, shall be kept closed.

     8. All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Landlord's approval must be obtained for any delivery after normal working hours.

     9. Each Tenant shall cooperate with Landlord's employees in keeping their leased premises neat and clean.

     10. Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

     11. No animals shall be brought into or kept in or about the Building.

     12. When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., respectively.

     13. No machinery of any kind, other than ordinary office machines such as typewriters and calculators, shall be operated on the leased premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Building any inflammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

     14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

     15. No nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by Landlord.

     16. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

     17. No food and/or beverages shall be distributed from Tenant's office without the prior written approval of the Building Manager.

     18. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the leased premises by Landlord. No duplicates of such keys shall be made by Tenants. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

     19. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be applied to Tenant's account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

     20. Tenant shall comply with parking rules and regulations as may be posted or distributed from time to time.

     21. No portion of the Building shall be used for the purpose of lodging rooms.

     22. Vending machines or dispensing machines of any kind will not be placed in the leased premises by a Tenant.

     23. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

     24. No Tenant shall make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord's supervision.

     25. Tenants shall provide plexiglass or other pads for all chairs mounted on rollers or casters.

     26. Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.